UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, Mitchell K. Tavera was appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as a director of the Company. Mr. Tavera entered into an agreement pursuant to which he will serve as a director. The director agreement provides that he will receive a one time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Mr. Tavera will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Tavera $5,000 per quarter.

There is no understanding or arrangement between Mr. Tavera and any other person pursuant to which he was appointed as director.  Mr. Tavera does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. Tavera has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

From 1978 through June 2017, Mr. Tavera has served as a member of the El Segundo Police Department in various capacities from Patrol Cadet, Detective, Sergeant, Lieutenant, Captain and culminating in his appointment as Chief of Police which role he held from April 2010 through June 2017. Following Mr. Tavera’s retirement from the El Segundo Police Department, in November 2018, he joined Elite Interactive Solutions as Law Enforcement Liaison.

The above offers and sales of the securities were made to accredited investors and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offers and sales were made to accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Stock Option issued to Mitchell K. Tavera dated July 31, 2018
10.1	Director Agreement by and between Gopher Protocol Inc. and Mitchell K. Tavera dated July 31, 2018
10.2	Indemnification Agreement by and between Gopher Protocol Inc. and Mitchell K. Tavera dated July 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/ Douglas Davis
		Name:	Douglas Davis
		Title:	Interim Chief Executive Officer

Date:	July 30, 2018
Santa Monica, California